UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2021

Analog Devices, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-7819	04-2348234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Analog Way Wilmington, MA	01887
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.16 2/3 par value per share	ADI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Results of Tender Offer for Senior Notes

On October 4, 2021, Analog Devices, Inc. (the “Company”) issued a press release announcing the pricing of the previously announced cash tender offer (the “Tender Offer”) for any and all of its outstanding 2.500% Senior Notes due December 2021 (the “2021 Notes”), its outstanding 2.875% Senior Notes due December 2023 (the “June 2023 Notes”), its outstanding 3.125% Senior Notes due December 2023 (the “December 2023 Notes”), its outstanding 3.900% Senior Notes due December 2025 (the “2025 Notes”), its outstanding 4.500% Senior Notes due December 2036 (the “2036 Notes”) and its outstanding 5.300% Senior Notes due December 2045 (the “2045 Notes”, and together with the 2021 Notes, the June 2023 Notes, the December 2023 Notes, the 2025 Notes and the 2036 Notes, the “Tendered Notes”). On October 5, 2021, the Company issued a press release announcing the expiration of the Tender Offer at 5:00 p.m., New York City time, on October 4, 2021 (the “Expiration Time”). As of the Expiration Time, according to information provided by D.F. King & Co., Inc., the tender agent and information agent for the Tender Offer, (i) $71,181,000, or 17.80%, of the $400,000,000 aggregate principal amount of the 2021 Notes, (ii) $133,317,000, or 26.66%, of the $500,000,000 aggregate principal amount of the June 2023 Notes, (iii) $282,735,000, or 51.41%, of the $550,000,000 aggregate principal amount of the December 2023 Notes, (iv) $323,313,000, or 38.04%, of the $850,000,000 aggregate principal amount of the 2025 Notes, (v) $105,722,000, or 42.29%, of the $250,000,000 aggregate principal amount of the 2036 Notes and (vi) $67,413,000, or 16.85%, of the $400,000,000 aggregate principal amount of the 2045 Notes had been validly tendered and delivered (and not validly withdrawn) in the Tender Offer.

The Company accepted for purchase all of the Tendered Notes validly tendered and delivered (and not validly withdrawn) in the Tender Offer at or prior to the Expiration Time. Payment for the Tendered Notes purchased pursuant to the Tender Offer was made on October 5, 2021 (the “Settlement Date”), and payment for the Tendered Notes tendered by a notice of guaranteed delivery is expected to be made on or around October 7, 2021 (the “Guaranteed Delivery Settlement Date”). As previously disclosed, on October 5, 2021, the Company delivered notices of redemption for all of the 2021 Notes, the June 2023 Notes, the December 2023 Notes and the 2025 Notes that remain outstanding after completion of the Tender Offer in accordance with the terms of the indentures governing such Tendered Notes.

The applicable “Tender Offer Consideration” is $1,001.77 for each $1,000 principal amount of 2021 Notes, $1,041.39 for each $1,000 principal amount of June 2023 Notes, $1,053.78 for each $1,000 principal amount of December 2023 Notes, $1,112.13 for each $1,000 principal amount of 2025 Notes, $1,239.96 for each $1,000 principal amount of 2036 Notes and $1,400.67 for each $1,000 principal amount of 2045 Notes, plus accrued and unpaid interest to, but not including, the Settlement Date, payable on the Settlement Date or the Guaranteed Delivery Settlement Date, as applicable. The Tender Offer was funded from the net proceeds from the issuance and sale by the Company on October 5, 2021 of its Floating Rate Senior Notes due 2024, 1.700% Sustainability-Linked Senior Notes due 2028, 2.100% Senior Notes due 2031, 2.800% Senior Notes due 2041 and 2.950% Senior Notes due 2051.

The Tender Offer was made on the terms and subject to the conditions set forth in the offer to purchase and notice of guaranteed delivery (collectively, the “Tender Offer Documents”) that were sent to registered holders of the Notes and posted online at www.dfking.com/adi.

Copies of the Company’s press releases regarding the Tender Offer are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information contained in Item 8.01 of this Current Report on Form 8-K and the press releases attached hereto as Exhibits 99.1 and 99.2 is for informational purposes only and does not constitute an offer to purchase any of the Tendered Notes. The Tender Offer was not made to holders of Tendered Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated October 4, 2021.

99.2	Press Release, dated October 5, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANALOG DEVICES, INC.

Date: October 5, 2021	By:	/s/ Prashanth Mahendra-Rajah
	Name:	Prashanth Mahendra-Rajah
	Title:	Senior Vice President, Finance and Chief Financial Officer